SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party Other Than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          POINTE FINANCIAL CORPORATION
                          ----------------------------
       (Name of Registrant as Specified in Its Articles of Incorporation)

                               Marc Lipsitz, Esq.
                        Camner, Lipsitz and Poller, P.A.
                                550 Biltmore Way
                                    Suite 700
                           Coral Gables, Florida 33134
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:___________________________________
         2) Aggregate number of securities to which transaction applies:______________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_______________________________________________________________
         4) Proposed maximum aggregate value of transaction:__________________________________________________
         5) Total fee paid:___________________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:_________________________________________________________________________
          2) Form, Schedule or Registration Statement No.:___________________________________________________
          3) Filing Party:___________________________________________________________________________________
          4) Date Filed:_____________________________________________________________________________________


                       [POINTE FINANCIAL CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           FOR FRIDAY, APRIL 16, 1999



      NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Shareholders (the "Annual Meeting") of Pointe Financial Corporation (the "Company") will be held at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433, April 16, 1999, at 10 A.M., for the following purposes:


         (1)  To elect two Class II directors to serve until 2002; and


         (2) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

      Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.


                                           By Order of the Board of Directors

                                           /s/ Roberto Kassin
                                           ------------------
                                           ROBERTO KASSIN
                                           Chairman of the Board


Boca Raton, Florida
March 19, 1999


      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                          POINTE FINANCIAL CORPORATION
                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6300

                                 PROXY STATEMENT
          For the Friday, April 16, 1999 Annual Meeting of Shareholders


                                  INTRODUCTION

      This Proxy Statement is furnished to shareholders of Pointe Financial Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board" or "Board of Directors") of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10 A.M. on April 16, 1999, at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433 and at any postponements or adjournments thereof. At the Annual Meeting, the shareholders of the Company will consider the matters described herein. The approximate date of mailing this Proxy Statement and the accompanying proxy card to the Company's shareholders is April 1, 1999.


                       VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting

      Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of two directors, as set forth below under "Election of Directors." The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies with respect to such matters in accordance with their judgment.

Revocation of Proxies

      A proxy may be revoked at any time prior to the use of such proxy in voting. Any shareholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy, or by voting in person at the Annual Meeting.

Record Date; Shareholders Entitled to Vote at Annual Meeting

      Holders of record of the Company's Common Stock at the close of business on March 1, 1999 (the "Record Date") are entitled to notice of and to vote on each proposal submitted to the shareholders at the Annual Meeting and any postponements or adjournments thereof.

      Each share of Common Stock is entitled to one vote. As of the Record Date, 2,292,430 shares of Common Stock were outstanding.

Quorum; Adjournment; Vote Required for Approval

      Holders of the Common Stock are entitled to vote on the proposal being submitted to the shareholders at the Annual Meeting. Holders of shares of the Common Stock, present in person or by proxy, representing a majority of the votes entitled to be cast constitute a quorum at the Annual Meeting for action on all proposals.

      Abstentions are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Under applicable Florida law, the directors nominated for election to the Board, as described under the caption "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Votes withheld for one or more nominees for director will not be considered affirmative votes for this purpose.

Solicitation

      The Company will bear the cost of solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

      A copy of the Company's Annual Report, including consolidated financial statements for the fiscal year ended December 31, 1998, has been mailed to shareholders with this Proxy Statement.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the Board of Directors shall consist of not less than five nor more than twelve members, such number within the foregoing parameters to be set by the Board of Directors. The By-Laws further provide that the Board of Directors shall be divided into three (3) classes of directors of as nearly equal numbers as possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. At the present time, the Board of Directors consists of seven members, of which the terms of the two Class II members expire in 1999.

      The terms of directors Steven A. Elias and D. Richard Mead, Jr. expire at the forthcoming 1999 Annual Meeting. The Board of Directors of the Company as a nominating committee have selected Messrs. Elias and Mead as nominees for re-election as directors. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. Unless directed otherwise, the persons named as proxies intend to vote for the election of Messrs. Elias and Mead as directors, each to hold office until the 2002 Annual Meeting, and until his successor is qualified and elected, or until his earlier death, removal or resignation. If Mr. Elias or Mr. Mead should be unavailable for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion. Management, however, does not anticipate that either nominee will be unavailable. The following sets forth certain information regarding each nominee as well as the other directors whose terms of office will continue after the 1999 Annual Meeting. All of the directors of the Company are also directors of Pointe Bank (the "Bank").

Nominees for Director
---------------------

                                                                      Term will
          Name                        Position           Age            Expire
          ----                        --------           ---            ------
         Steven A. Elias              Director           52             1999
         D. Richard Mead, Jr.         Director           68             1999

Directors Whose Terms Will Continue
-----------------------------------

                                                                                                              Term will
                  Name                                Position                                    Age          Expire
                  ----                                --------                                    ---          ------

Roberto Kassin                           Chairman of the Company, Director                        48             2000
                                         of the Company and the Bank
Timothy McGinn                           Vice Chairman of the Company and the Bank,               50             2000
                                         Director of the Company and the Bank
R. Carl Palmer, Jr.                      Director, President and Chief Executive Officer          58             2000
                                         of the Company and the Bank
Morris Massry                            Director of the Company and the Bank,                    69             2001
                                         Chairman of the Bank
Parker D. Thomson                        Director of the Company and the Bank                     66             2001

      Steven A. Elias. Mr. Elias has been president of Steven Allan Elias & Associates, Inc., registered real estate brokers, since 1976. He has extensive knowledge of real estate in Miami- Dade, Broward and Palm Beach Counties. Prior to forming his company, Mr. Elias was a manufacturer's representative for three and one half years. Mr. Elias graduated from the University of Miami in 1968, after which he joined the U. S. Coast Guard. He has been a resident of South Florida since 1953.

      D. Richard Mead, Jr. Mr. Mead retired from Southeast Banking Corporation as a Senior Vice President and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991 he was also President & CEO of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1950 and a graduate degree from Harvard Business School in 1954. He is currently a director and Chairman of the Audit Committee of Consolidated Paper Company. Mr. Mead resides in Miami-Dade County.

      Roberto Kassin. Mr. Kassin has been Chairman of the Board of the Company and a director of the Bank since 1994. He was a director of Pointe Federal in 1986 and Chairman in 1993. He has been President of American Land Management Group, Inc. since 1986 and President of Foreign Financial Investment, Inc. since 1979. Mr. Kassin is President of the Greater Miami Jewish Federation-Latin Division, Acting President of Aish H'Torah, and director of the Michael-Ann Russell Jewish Community Center. Mr. Kassin is a resident of Miami-Dade County.

      Timothy McGinn. Mr. McGinn became a director of the Company in 1994. He has been a director and Chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as director and Chairman of Health Enterprises Management, Inc. and director of Same Day Surgery, Inc. Mr. McGinn resides in Albany, New York and has a home in Palm Beach County.

         R. Carl Palmer, Jr. Mr. Palmer joined the Company and Bank in 1995 as Chief Executive Officer, President and director. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to South Florida as an Executive Vice President for Southeast Banking Corporation. From 1988 to 1991, he was President, Chief Operating Officer and director of Naples Federal Savings & Loan and NAFCO Financial Corporation. He became a Senior Associate with Martin
W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received an A.B. from Dartmouth College in 1962, an M.B.A. from Amos Tuck School in 1963 and his J.D. from New York Law School in 1969. Mr. Palmer resides in Palm Beach County.

         Morris Massry. Mr. Massry has been a director of the Company since 1994. He became a director of Flamingo Bank (now Pointe Bank) in 1988 and Chairman of the Board in 1989. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. Mr. Massry serves as Vice Chairman of the State University Foundation, a director and former Chairman of the Center for the Disabled, a director and former Chairman of The United Way, and a trustee of Regents College, all in Albany, New York. Mr. Massry resides part of the year in Albany, New York and part of the year in Miami-Dade County.

         Parker D. Thomson. Mr. Thomson is the Senior Partner of Thomson Muraro Razook & Hart, P. A., a law firm in Miami-Dade County. He was admitted to the Florida bar in 1961 and is a member of the bar of several federal courts including the United States Supreme Court. He is a Special Assistant Attorney General for the State of Florida and was a member of the Florida Taxation and Budget Reform Commission. Mr. Thomson was Chairman of the Advocacy Center for Persons with Disabilities, Inc. from 1979 through 1997 and has also been a member of the American Bar Association Commission on Mental and Physical Disability Law. From 1989 to the present, Mr. Thomson has been President of the Dade County Performing Arts Center Trust. Mr. Thomson received an undergraduate degree from Princeton University and an LL.B. from Harvard University. He resides in Miami-Dade County.

         Directors are elected for three year terms, classified into Classes I, II, and III. Messrs. Elias and Mead are Class II Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 1999; Messrs. Kassin, McGinn and Palmer are Class III Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2000; and Messrs. Massry and Thomson are Class I Directors with terms expiring on the date of the Company's annual meeting of shareholders in 2001. Each officer of the Company is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Committees and Meetings of the Board of Directors

         During the 1998 fiscal year, Timothy McGinn, Roberto Kassin, Morris Massry and R. Carl Palmer, Jr. acted as the Executive Committee of the Company's Board and as the Executive Committee of the Bank's Board. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, including the power to formulate plans, policies and programs for the management, operation and development of the Company and the Bank. During 1998, the Company's and the Bank's Executive Committee met as required.

         All members of the Company's Board of Directors served as the Nominating Committee for 1998. The Nominating Committee selects nominees for election as directors of the Company and the Bank. The Committee met as required as a part of the regular Board meetings of the Company and the Bank.

         The Company's and the Bank's Audit Committee for 1998 was composed of
D. Richard Mead, Jr., Steven A. Elias, Timothy McGinn and Parker Thomson. The Audit Committee reviews the financial condition, operations and records of the Company and the Bank. They also review with management and the independent auditors the systems of internal control and compliance with banking regulations. The Committee had 2 formal meetings in 1998.

         All non-management members of the Company's Board, Roberto Kassin, Morris Massry, Timothy McGinn, Steven A. Elias, D. Richard Mead, Jr. and Parker Thomson, served as members of the Compensation Committee of the Company and the Bank in 1998. During 1998, the Compensation Committee was responsible for approving the salary and stock options for R. Carl Palmer, Jr., who served as President and Chief Executive Officer during 1998 and the salary and stock options for the three other most senior officers. The Committee met as required as a part of the regular Board meetings of the Company and the Bank.

         The Company's Board of Directors and Pointe Bank's Board of Directors each held 10 meetings during 1998. Each current director nominated for reelection and each continuing director attended at least 75% of all meetings of the Company's Board and at least 75% of all meetings of the Bank's Board during the period in which the director was a member. Each director attended at least 75% of the total number of meetings held by all committees on which he served.

Compensation of Directors

         Directors who are also employees of the Company and the Bank do not receive compensation for service on the respective Boards. Directors who are not employees of the Company or the Bank receive annual retainers of $6,000 for serving on the Board of Directors of each of the Company and the Bank. In April 1998, the Company changed the fiscal year for compensation of the Board of Directors of the Company and the Bank from a calendar year to a year beginning April 1 and ending March 31. During the first quarter of 1998, the Chairman of the Board of the Company received a stipend at an annual rate of $10,000, and the Chairman of the Board of the Bank received a stipend at an annual rate of $5,000. Beginning in April 1998, the Chairman of the Board of the Company receives an annual stipend of $15,000 and the Chairman of the Board of the Bank receives an annual stipend of $7,500. In addition, committee chairmen receive annual retainers of $3,000. Directors may elect to receive their retainers and stipends in the form of cash or newly issued shares of common stock and may elect to defer portions of these retainers under the Company's deferred compensation plan. The election is made immediately after the Annual Meeting of Shareholders for the coming year's service. In addition, each non-employee director receives an annual stock option award and cash fees of $100 per board meeting and $200 per committee meeting for each board and committee meeting attended.

         The Company's deferred compensation plan for directors was adopted by the Board in 1998. The plan permits the directors to receive common stock of the Company in lieu of cash as payment of their annual retainer fee for being directors and provides the directors the opportunity to defer portions of these retainers. The total number of shares available under this plan is 22,500. For the year ended December 31, 1998, a total of 6,924 shares of Common Stock was paid to Directors in lieu of cash retainers and stipends of $106,456.

         In addition, total cash payments principally for meeting fees for 1998 were $18,712, and the Company granted non-employee directors stock options to purchase 9,351 shares at $15.375 per share, which was the fair market value per share at the time of grant. In 1998 certain directors also received a total of 1,595 shares of common stock in payment for director fees totaling $23,821 that were accrued at December 31, 1997.

                             EXECUTIVE COMPENSATION

Summary of Compensation

         The following table provides certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and President (the "named executive officer"). No other executive officer received compensation for the fiscal year ended December 31, 1998 which exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------

                                                Annual                   Long Term
                                            Compensation(a)         Compensation Awards
                                            ---------------         -------------------
                                                                        Securities
Name and Principal                                                      Underlying                  All Other
     Position                       Year        Salary             Options/SARs (#) (b)         Compensation (c)
     --------                       ----        ------             --------------------         ----------------
R. Carl Palmer, Jr.                 1998     $  202,000                     20,250                 $  2,500
  Chief Executive Officer           1997     $  202,000                     19,500                 $  2,375
  and President                     1996     $  202,000                     30,000                 $  1,775

(a) No bonuses were paid to the named executive officer during the fiscal years shown. Amounts expended for perquisites and other personal benefits for the named executive officer did not in the aggregate exceed the lesser of $50,000 or 10% of the salary reported for the executive name above, and no other annual compensation was paid to the named executive officer.

(b) All information relates to option grants; no grants of SARs have been made by the Company.

(c) All Other Compensation consists of the Company's contributions to the Company's 401(k) Plan for the benefit of the named executive officer.

Stock Option Grants

         The following table sets forth certain information concerning the grant of stock options to the named executive officer during the fiscal year ended December 31, 1998.

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR(a)

                                                                                        Potential Realizable
                                                                                       Value at Assumed Annual
                                                                                        Rates of Stock Price
                                           Individual Grants                        Appreciation for Option Term
                       ------------------------------------------------------------ ----------------------------
                                              % of Total
                       No. of Securities        Options
                          Underlying             Granted     Exercise
                            Options            to Employees   Price     Expiration
       Name              Granted (#)(a)       in Fiscal Year ($/Share)      Date           5%($)          10%($)
-----------------        ---------------      ------------------------ -------------   ------------     --------
R. Carl Palmer, Jr.          20,250(b)           30.6%        $ 10.03    03/02/2003        $56,093        $123,930


(a)      The Company has not granted any SARs.

(b) On March 2, 1998, the named executive officer was granted an option to purchase 20,250 shares of Common Stock under the Company's 1994 Non-Statutory Stock Option Plan. The option has a term of five years. The vesting schedule gives credit for prior years service so that at the date of grant, 12,150 shares or 60% were vested. On March 2, 1999, 16,200 shares will be vested and on March 2, 2000, all of the 20,250 shares will be vested. The option vests immediately upon a change in control of the Company. The option terminates upon the termination of the named executive officer's termination of employment with the Company, but may be exercised for a period of one year after termination of employment for retirement, disability or death. The exercise price of the option is the fair market value per share of the common stock on the date of grant, which was prior to the Company's initial public offering, and was equal to the book value of the Common Stock.

Stock Option Exercises and Fiscal Year-End Values

         The following table provides information about stock options exercised by the named executive officer during the fiscal year ended December 31, 1998, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1998 fiscal year.

                              Aggregated Option/SAR Exercises in Last Fiscal Year and
                                         Fiscal-Year-End Option/SAR Values
                                                                                                Value of
                                                           Number of Securities            Unexercised in-the-
                           Shares                         Underlying Unexercised            Money Options at
                         Acquired on     Value         Options at Fiscal Year-End(a)       Fiscal Year-End(b)
Name                    Exercise (#)  Realized ($)       Exercisable/Unexercisable      Exercisable/Unexercisable
----                    ------------  ------------    -------------------------------   -------------------------
R. Carl Palmer, Jr.           0           $ 0                   53,850/15,900                  $12,294/$8,196

(a)      The Company has not granted any SARs.

(b) The value of unexercised in-the-money options was calculated based on the difference between the market value per share at December 31, 1998 ($10.31) and the exercise price of the options.


Compensatory Contracts and Arrangements

         The Company does not have any compensatory contracts or arrangements regarding resignation, retirement or termination of the named executive officer or a change-in-control of the Company.


Compensation Committee Interlocks and Insider Participation

         During the 1998 fiscal year, the non-management members of the Board of Directors acted as the Company's Compensation Committee. See "Certain Relationships and Related Transactions," below, for information regarding transactions between the Company and Board members or their affiliates.


Certain Relationships and Related Transactions

         Certain directors and executive officers of the Company and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collection or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors of the Bank.

         In June 1998, the Company completed its initial public offering of 869,565 shares of its Common Stock. Mr. Timothy McGinn, a director of the Company, is the Chairman of the Board of McGinn, Smith & Co., Inc. which was a co-underwriter of the transaction. Fees paid to McGinn, Smith & Co., Inc. in 1998 were $309,479.

Report on Executive Compensation

         During the 1998 fiscal year, the non-management members of the Board of Directors (for the purposes of this report, the "Board") performed the responsibility of reviewing, recommending and approving executive officers' compensation.

         The Company's executive compensation program is designed to provide executives with an annual salary which is competitive in the industry and to grant stock options which serve as incentive compensation. The Company believes that in order to attract and retain talented executives and to motivate them to achieve the Company's goals, compensation should be comparable to that paid by similar organizations in the industry for executives with similar responsibility and positions and should motivate executives to achieve the Company's goals for performance and profitability. The Board refers to various industry compensation surveys for assistance in setting appropriate compensation levels.

         Based on this policy, R. Carl Palmer, Jr.'s compensation for fiscal year 1998 consisted of his annual base salary, an award of stock options and the Company's contribution to Mr. Palmer's 401(k) Plan. The Board of Directors did not increase Mr. Palmer's base salary during 1998. This action supported the philosophy of containing expenses and placing more emphasis on long-term incentives. The level of Mr. Palmer's compensation was based on the Company's overall profitability and the performance of the Bank's core business. The Company returned to profitability in 1997 and reported improved earnings in 1998. By focusing on the Company's strategic plan and recruiting a strong management team, Mr. Palmer was instrumental in improving the profitability of the Company.

         Stock options are periodically granted by the Company to some or all of its executive officers as a means of creating a long term incentive; therefore, no benefit accrues to the executives from the stock option until the market value of the Company's Common Stock appreciates. This mechanism provides executives with a long term goal and incentive to enhance equity value of the Bank which coincides with the interests of the shareholders. The Board granted a total of 20,250 stock options to Mr. Palmer in 1998 in recognition of his individual performance and his impact on the Bank's financial results.

                                              Respectfully submitted,

                                              COMPENSATION COMMITTEE

                                                       Steven A. Elias
                                                       Roberto Kassin
                                                       Morris Massry
                                                       Timothy M. McGinn
                                                       D. Richard Mead, Jr.
                                                       Parker D. Thomson

                                PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the NASDAQ Index and the PNTE Peer Group consisting of all publicly traded banks in the Southeast region of the United States with assets of $500 million or less. Total return was calculated by assuming $100 was invested on June 12, 1998, at the close of business and there were no dividends reinvested. The stock price performance shown below is not necessarily indicative of future price performance.


                          POINTE FINANCIAL CORPORATION


                            TOTAL RETURN PERFORMANCE

                                [GRAPH OMITTED]

                                                  Period Ending
                                 -----------------------------------------------
Index                            6/12/98      6/30/98      9/30/98      12/31/98
--------------------------------------------------------------------------------

Pointe Financial Corporation     100.00         97.58        74.19       66.53
NASDAQ - Total US                100.00        109.01        98.69      127.28
PNTE Peer Group*                 100.00         99.66        86.50       86.68


*PNTE Peer Group consists of all publicly traded banks in the Southeast region with assets less than $500 million.

Source:
SNL Securities
Charlottesville, VA

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 1999, by (i) each director of the Company;
(ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

              Name and Address of                                                         Shares Beneficially
                Beneficial Owner                                                                 Owned(1)
                ----------------                                                 Number                          Percent
                                                                                 ------                          -------
Directors and Executive Officers
--------------------------------
Roberto Kassin (2)                                                               276,897                          11.99%
21471 Highland Lakes Boulevard
North Miami, FL 33179

Morris Massry (3)                                                                218,694                           9.50%
Executive Park North
Stuyvesant Plaza
Albany, NY 12203

R. Carl Palmer, Jr. (4)                                                           85,150                           3.60%
741 Azalea Street
Boca Raton, FL 33486

Timothy McGinn (5)                                                                52,562                           2.29%
15 Marion Avenue
Albany, NY 12203

Beverly P. Chambers (6)                                                           21,048                           0.91%
2633 Oakbrook Drive
Ft. Lauderdale, FL 33332

Bradley R. Meredith (7)                                                           23,015                           1.00%
2302 N.W. 25th Way
Boca Raton, FL 33434

Dennis Reed (8)                                                                   20,321                           0.88%
2015 Timberline Drive
Naples, FL 34109

D. Richard Mead Jr. (9)                                                           11,975                           0.52%
4990 S.W. 72nd Street
Unit 105
Miami, FL 33155

Parker D. Thomson (10)                                                            10,280                           0.45%
1 S.E. 3rd Avenue
Miami, FL 33131

Steven A. Elias (11)                                                               6,780                           0.30%
115 N.W. 167th Street, #300
North Miami Beach, FL 33169

All directors and executive officers,                                            726,722                          31.70%
as a group (12)

Other 5% Owners

Franklin Mutual Advisers, Inc. (13)                                              122,500                           5.34%
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

                                       13

(1) The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

(2) Reflects 168,918 shares held jointly by Roberto Kassin and his wife; 15,624 shares held by Foreign Financial Investment, Inc., of which Mr. Kassin is president; 10,416 shares held by the Kassin Trust of which Mr. Kassin is trustee; 65,208 shares held by a trust for the benefit of Mr. Kassin's father-in-law, Leon Papu, the co-trustees of which are Mr. Kassin and his wife and 16,731 shares that may be acquired by Mr. Kassin upon the exercise of stock options.

(3) Reflects 147,005 shares held by Mr. Massry; 62,969 shares owned by KAM, Inc., controlled by Mr. Massry; and 8,720 shares that may be acquired by Mr. Massry upon exercise of his options. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

(4) Reflects 13,400 shares held individually by Mr. Palmer; 2,000 shares held individually by Mr. Palmer's mother-in-law and 69,750 shares that may be acquired by Mr. Palmer upon the exercise of his options.

(5) Reflects 21,729 shares held individually by Mr. McGinn; 445 shares held jointly by Timothy McGinn and his wife; 21,420 shares held by McGinn, Smith and Co., Inc.; 1,277 shares held by Kathleen McGinn;1,000 shares held by Matthew McGinn and 6,691 shares that may be acquired by Mr. McGinn upon the exercise of his options.

(6) Reflects 1,698 shares held individually by Ms. Chambers and 19,350 shares that may be acquired by Ms. Chambers upon the exercise of her options.

(7) Reflects 2,515 shares held individually by Mr. Meredith; 4,000 shares held jointly by Mr. Meredith and his wife and 16,500 shares that may be acquired by Mr. Meredith upon the exercise of his options.

(8) Reflects 574 shares held individually by Mr. Reed; 4,747 shares held individually by Mr. Reed's wife and 15,000 shares that may be acquired by Mr. Reed upon the exercise of his options.

(9) Reflects 10,975 shares held individually by Mr. Mead and 1,000 shares that may be acquired by Mr. Mead upon the exercise of his options.

(10) Reflects 9,280 shares held individually by Mr. Thomson and 1,000 shares that may be acquired by Mr. Thomson upon the exercise of his options.

(11) Reflects 780 shares held individually by Mr. Elias; 5,000 shares held by the Steven A. Elias Family Trust of which Mr. Elias is trustee and 1,000 shares that may be acquired by Mr. Elias upon exercise of his options.

(12) Includes an aggregate of 155,742 shares that may be acquired by the group upon the exercise of options.

(13) Reflects securities owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin Mutual Advisers, Inc. ("FMAI"), a direct subsidiary of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to FMAI all investment and voting power over the securities owned by such advisory clients. Therefore, FMAI may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities.

Legal Proceedings

         The Company and the Bank are parties to various legal proceedings in the ordinary course of business. Management does not believe that there is any pending or threatened proceeding against the Company and the Bank which, if determined adversely, would have a material adverse effect on the business, results of operations, or financial position of the Company or the Bank.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of the Company's Class A Common complied with all applicable Section 16(a) filing requirements, except that the initial Form 3 reports for the Company's directors and executive officers were filed a short time after the effective date of the Company's registration statement for its initial public offering and Form 4 reports for Timothy McGinn were filed a few days late for the months of September and October.


Independent Auditors

         The Audit Committee recommended and the Board of Directors approved the selection of the accounting firm of Hacker, Johnson, Cohen & Grieb PA to audit the Company's financial statements for the 1999 fiscal year. Hacker, Johnson, Cohen & Grieb PA audited the Company's financial statements for the 1998 fiscal year. Representatives of Hacker, Johnson, Cohen & Grieb PA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.


Shareholder Proposals

         Proposals of shareholders intended to be presented at the Company's 2000 annual meeting of shareholders of the Company must be in writing and be received by the Secretary of the Company at 21845 Powerline Road, Boca Raton, Florida 33433, no later than December 2, 1999 for the proposals to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting, subject to applicable rules and regulations. In addition, the Company's Bylaws provide that any new business to be taken up at any shareholders' meeting shall be stated in writing and filed with the Secretary of the Company at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding capital stock of the Company, present at such meeting in person or by proxy, approve a resolution to the effect that such new business shall be considered at the meeting.


Other Matters

As of the date of this Proxy Statement, management knows of no business to be presented at the meeting other than that described above. If, however, some other matter should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies.

                                             By Order of the Board of Directors

                                             /s/ Roberto Kassin
                                             ------------------
                                             Roberto Kassin
                                             Chairman of the Board
Boca Raton, Florida
March 19, 1999

                                   APPENDIX I


                          POINTE FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Directors Roberto Kassin and R. Carl Palmer, Jr. or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Pointe Financial Corporation (the "Company") to be held on April 16, 1999 at 10 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                                          (To be signed on Reverse Side)            SEE REVERSE
                                                                                        SIDE
|X|      Please mark your
         votes as in this example.

1.       Election of Directors
         Nominees:                  Class II                            For              Against
                                    Steven A. Elias                     |_|                |_|
                                    D. Richard Mead, Jr.                |_|                |_|

                                    To withhold authority to vote for any
                                    Nominee, write full name of nominee on the
                                    line below:_________________________________________________
                                    ____________________________________________________________
                                    ____________________________________________________________


Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Please place an "x" ________ if you plan to attend the Annual Meeting of Shareholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.


Signature_______________________     Date_______________  Signature________________________________ Date__________
                                                                     Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.


                                       17